Phone: 800-213-0689 www.newenergytechnologiesinc.com

Exhibit 99.1
Press Release

New Energy Appoints Chief Operating Officer, Mr. Andrew T. Farago

Columbia, MD – December 21, 2010 – New Energy Technologies, Inc. (OTCBB: NENE) today announced the appointment of its Chief Operating Officer, Mr. Andrew T. Farago, who brings specific expertise with nurturing growth companies, building corporate partnerships, clean-tech finance, hedge-fund management and operations, and environmental law.

Mr. Farago has 16 years of investment, hedge fund, and legal experience in renewable and alternative energy. He is credited with helping grow assets under management from $20 million to over $800 million during his tenure at RNK Capital, LLC, a New York based investment management company, exclusively focused on energy, clean-tech, and the trading of environmental credits. In addition to operations and finance, Mr. Farago has negotiated and structured the purchase and sale of Renewal Energy Credits (RECs) with total notional value exceeding $40 million.

Mr. Farago was an early mover in the environmental credit trading markets including Carbon, Renewable Energy Credits (solar, wind, biomass, etc.), and emission reduction credits, among others. He has participated in numerous first-in-kind environmental transactions and has been an active investor in clean technology.

“Coming from an energy-centric career on Wall Street, Andrew brings to our Company a rare blend of talent and experience which includes corporate development, finance, alternative and renewable energy transactions, and environmental law,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “I’m proud to welcome Andrew to our team during this very exciting time, especially in light of the important progress we’ve made in recent quarters.”

In recent months, the Company has achieved significant milestones in the development of its novel, SolarWindow™ technology, capable of generating electricity on see-thru glass. Notably, last week, Dr. Steven Hegedus, validated the Company’s calculations for modeling the power output of SolarWindow™. Dr. Hegedus is an independent, widely-published expert and authority in photovoltaics, credited with more than 90 scientific publications related to thin film solar cell fabrication, characterization, manufacturing methods and reliability studies.

Click here to view December 15, 2010 press release, announcing independent validation of New Energy’s power production model for SolarWindow™:
http://www.newenergytechnologiesinc.com/NENE20101215

Previously, the Company announced the expansion of its patent portfolio and exclusive worldwide commercial license to numerous discoveries important to achieving transparency and ease of manufacturing of SolarWindow™.

Click here to view December 1, 2010 press release, announcing expansion of patent portfolio and exclusive worldwide license for SolarWindow™: http://www.newenergytechnologiesinc.com/NENE20101201

In September, New Energy publically demonstrated a working prototype of the Company’s SolarWindow™ technology to a standing-room-only crowd of investors, academics, commercial glass companies, and members of the media, including: CNBC, CNN, The Tampa Tribune, The St. Petersburg Times, The Oracle, NBC affiliate WFLA-TV Ch. 8, Bay News 9, WUSF Public Media, and global news service, Agence France Presse.

Unique to SolarWindow™, glass surfaces remain see-thru, and generate electricity in both natural and artificial light conditions, a feature demonstrated at the public unveiling of the technology. In artificial light, New Energy’s SolarWindow™ outperforms today’s commercial solar and thin-films by as much as 10-fold under low-intensity irradiance. Scientists also demonstrated the technology’s ability to generate ‘voltage’ to power lighting, and revealed SolarWindow’s capacity to produce ‘current’ necessary for powering mechanical devices and appliances.

Click here to view September 20, 2010 press release, announcing public debut of SolarWindow™:
http://www.newenergytechnologiesinc.com/NENE20100920

“We’ve made important strides in the lab, and I look forward to working with Mr. Farago to aggressively advance our ground-breaking technologies towards full scale commercialization,” concluded Mr. Conklin.

“I am eager to be working with New Energy, whose developmental technology represents a compelling approach to both climate change and securing America’s future energy,” stated newly-appointed Chief Operating Officer, Mr. Andrew T. Farago.

Mr. Andrew T. Farago: Clean-tech, Finance, Law, and Environmental Trading Expert

Mr. Farago is a licensed attorney admitted to practice law in the State of New York. He was also previously FINRA Series 7, 63, 55, and 24 licensed. Mr. Farago holds a B.A. in psychology from Syracuse University and a JD from Touro College Jacob D. Fuchsberg Law Center.

Mr. Farago has over 16 years of experience as a practicing attorney, hedge fund and investment professional, and equity trader. A former Partner of Gemini Strategies, LLC, an investment management firm, Mr. Farago was responsible for due diligence and certain aspects of portfolio management of solar energy and environmental investments.

Prior to joining Gemini, Mr. Farago was employed by RNK Capital, LLC, an investment manager focused on long/short energy equity investments and environmental market strategies. He was instrumental in helping to raise assets under management (AUM) from $30 million to over $800 million during his tenure. He performed due diligence, negotiated and managed select private investment in public equity (PIPE) transactions and was an early mover and active investor focusing on solar and alternative energy investments.

Mr. Farago also negotiated, drafted and managed several first-in-kind and structured transactions in various domestic and international environmental markets including carbon (CERs, VERs, ERUs), renewable energy certificates, reclaim trading credits, SOx/NOx. He was the Chief Credit Officer responsible for negotiating credit on behalf of the funds with counterparties for various long term environmental transactions. Mr. Farago performed in-house document review, contract negotiation and drafting, trading and general business operations. Involved with investor relations, he was responsible for raising capital, preparing and maintaining marketing and due diligence materials.

Previously, Mr. Farago served as President and Securities Principal for Temper of the Times Investor Services, Inc. responsible for overseeing and expanding the general operations of the business. He also has worked as an equity trader with Schonfeld Securities, LLC, a proprietary equities trading firm, where he managed the trading activity of new and mid-level equities traders.

Mr. Andrew T. Farago has unique experience in alternative energy, environmental markets and laws and has negotiated structured transactions and credit support mechanisms for carbon, various state regulated emissions, and over 1,250,000 RECs purchased and sold in various states with a total notional value exceeding $40 million.

Mr. Farago began his career as a practicing attorney for Prudential Securities, Inc. handling trading and investment related matters, and he also worked at AIG, Inc. in environmental litigation.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with our various partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of the established infrastructure of the various organizations we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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http://www.newenergytechnologiesinc.com/NENE20101221

For media inquiries please contact Mr. Jerry Schranz at jschranz@beckermanpr.com, or visit our Media Relations page for additional contact information:
http://www.newenergytechnologiesinc.com/media_relations

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330 The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.